EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the use in this Registration Statement on Form SB-2 of our report dated January 4, 2002, relating to the financial statements of iGames Entertainment, Inc., and to the reference to our firm under the caption "Experts" in the prospectus.

                                           /s/ Feldman Sherb & Co., P.C.

Feldman Sherb & Co., P.C.
New York, New York
January 18, 2002